UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2010

PHARMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33380	87-0792558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place

Louisville, Kentucky 40299

(Address of principal executive offices) (Zip Code)

(502) 627-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Stockholders of the Company was held on May 26, 2010. The following matters were voted upon and approved by the Company’s stockholders at the meeting:

1.	Election of nine directors for a term to expire at the Annual Meeting of Stockholders in 2011

Name	For	Withheld Authority	Broker Non-Votes
Frank E. Collins, Esq.	27,199,452	25,694	1,605,498
W. Robert Dahl, Jr.	27,199,617	25,529	1,605,498
Marjorie W. Dorr	25,389,007	1,836,139	1,605,498
Thomas P. Gerrity, Ph.D.	27,199,431	25,715	1,605,498
Thomas P. Mac Mahon	25,388,029	1,837,117	1,605,498
Daniel N. Mendelson	25,387,829	1,837,317	1,605,498
Geoffrey G. Meyers	27,198,435	26,711	1,605,498
Robert A. Oakley, Ph.D.	27,199,551	25,595	1,605,498
Gregory S. Weishar	27,198,599	26,547	1,605,498

2.	Approval of an amendment and restatement of the Company’s Amended and Restated 2007 Omnibus Incentive Plan

For	Against	Abstained	Broker Non-Votes
17,940,205	8,665,967	618,974	1,605,498

3.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010

For	Against	Abstained
28,715,550	111,484	3,610

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: May 27, 2010	By:	/s/ Thomas Caneris
Thomas Caneris
Senior Vice President, General Counsel and Secretary